SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Capitala Finance Corp.

(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously Paid:

(2)	Form, schedule or registration statement No.:

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(4)	Date filed:

Notice of Change to Annual Meeting of Stockholders

CHARLOTTE, NC, April 10, 2020 – (Globe Newswire) -- Capitala Group (“Capitala”), a provider of capital to lower middle market companies, announced today that, due to the current coronavirus crisis and related restrictions on in-person gatherings, it is unable to host an in-person 2020 Annual Meeting of Stockholders (the “Meeting”). Capitala wishes to protect the health and well-being of its stockholders. For that reason, the Company is arranging a virtual meeting participation plan for the Meeting on April 30, 2020 at 8:30 a.m., Eastern Time.

Stockholders should plan to participate in the Meeting virtually. This online option is available at https://web.lumiagm.com/255138817.

As disclosed in our original proxy materials for the Meeting, stockholders or their respective representatives are entitled to participate in the Meeting if such stockholders were stockholders of record at the close of business on February 21, 2020.

To be admitted to the Meeting at https://web.lumiagm.com/255138817, stockholders must enter the control number supplied and the password, which is “cpta2020”. If you are a stockholder of record, your control number can be found on your proxy card. If applicable, stockholders may vote online during the Meeting by following the instructions available on the meeting website during the Meeting. We encourage you to access the Meeting prior to the start time leaving ample time for the check in.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” To attend the Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a legal proxy form.   After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 23, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Capitala is thankful for all stockholders’ investment and partnership. Again, if stockholders are not able to participate, Capitala asks such stockholders to vote by proxy in support of Capitala’s recommendations. Capitala’s original proxy materials contained necessary information about the matters on which it is asking stockholders to vote. Capitala encourages stockholders to get their respective proxies in as early as possible to avoid coronavirus-related processing delays.

About Capitala Finance Corp.

Capitala Finance Corp. is a business development company that invests primarily in first and second lien loans, subordinated debt and, to a lesser extent, equity securities issued by lower middle market companies. The Company is managed by Capitala Investment Advisors, LLC. For more information on Capitala Finance Corp., or to automatically receive email notifications of Company financial information, press releases, stock alerts, or other corporate filings, please visit the Investor Relations section of our website.

About Capitala Group:

Capitala Group is a $3.0 billion asset management firm that has been providing capital to lower middle market companies through its credit, growth, and equity investment strategies throughout North America for twenty years. Since its inception in 1998, Capitala has invested in over 160 companies and seeks to partner with strong management teams to create value and generate superior risk-adjusted returns for its individual and institutional investors. For more information, definition and details visit Capitala Group’s website at www.capitalagroup.com.

Contacts:

Steve Arnall

CFO | COO
sarnall@capitalagroup.com

Katina Cole Jakubowski
Director of Marketing
kjakubowski@capitalagroup.com

SOURCE: Capitala Finance Corp.